Filed Pursuant to Rule 424(b)(3)
Registration No. 333- 167059

PROSPECTUS SUPPLEMENT NO. 4

Prospectus Supplement No. 4
 to Prospectus dated July 13, 2010

Z TRIM HOLDINGS, INC.

This Prospectus Supplement No. 4 supplements our Prospectus dated July 13, 2010. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, except upon the exercise of warrants.

Our common stock is quoted on the OTC Pink Sheets under the symbol ZTHO. On October 18, 2010, the closing price of our common stock on the OTC Bulletin Board was $0.78.

This Prospectus Supplement includes the following attached items:

Definitive Proxy Statement as filed by us with the Commission on October 15, 2010.

YOU SHOULD READ THE PROSPECTUS, AS SUPPLEMENTED, AND THIS PROSPECTUS SUPPLEMENT NO. 4, INCLUDING THE RISK FACTORS THAT BEGIN ON PAGE 3 OF THE PROSPECTUS.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is October 19, 2010.

                               -  -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

Z TRIM HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 20, 2010
Z TRIM HOLDINGS, INC.
1011 CAMPUS DRIVE
 MUNDELEIN, ILLINOIS 60060

Dear Shareholder:

On behalf of the Board of Directors, I invite you to attend the 2010 Annual Meeting of Shareholders of Z Trim Holdings, Inc. to be held at the Double Tree Hotel, 510 Rt. 83 Mundelein, Illinois 60060, on December 2, 2010 at 10:00 a.m., Central Time. The formal notice of the Annual Meeting appears on the following page.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their Shareholders over the Internet.  On October 20, 2010, we mailed to our Shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2010 Proxy Statement and Annual Report and vote online, by phone, in person or by mail.

The attached Notice of Annual Meeting and Proxy Statement describes the matters that we expect to be acted upon at the Annual Meeting.  Management will be available to answer any questions you may have immediately after the Annual Meeting.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet or sign and date a paper copy of the proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors, and I urge you to vote via telephone, over the Internet or by paper proxy as soon as possible.

You are welcome to attend the Shareholders Meeting on December 2, 2010 and I urge you to vote via telephone, over the Internet or by paper proxy as soon as possible.

.

Sincerely,

/s/ Steven J. Cohen
Steven J. Cohen
President and Chief Executive Officer

Z TRIM HOLDINGS, INC.
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 2, 2010

To the Shareholders of Z Trim Holdings, Inc.:

You are cordially invited to attend the Annual Meeting of shareholders of Z Trim Holdings, Inc. (the "Company"), to be held at 10:00 a.m. Central Standard Time on December 2, 2010 at the Double Tree Hotel, 510 E. Rt. 83, Mundelein, Illinois, 60060 for the following purposes:

1.           To elect the 5 members of the Board of Directors of the Company to serve for the ensuing year and until their successors are elected and qualify;

2.           To ratify the Audit Committee’s selection of M&K CPAs, PLLC as our registered public accountants for 2011; and

3.           To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of the Company's common stock at the close of business on October 11, 2010, the record date established by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the Annual Meeting. Such shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

By Order of the Board of Directors

/s/ Brian Chaiken
Secretary

Mundelein, Illinois
October 20, 2010

ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE.  INSTRUCTIONS REGARDING THE VARIOUS METHODS OF VOTING ARE CONTAINED ON THE PROXY CARD, INCLUDING VOTING BY TOLL-FREE TELEPHONE NUMBER OR THE INTERNET.  IF YOU RECEIVED A PAPER COPY OF YOUR PROXY CARD BY MAIL, YOU MAY STILL VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE PROXY CARD, SIGNING AND DATING IT AND MAILING IT IN THE ENVELOPE PROVIDE.

Z TRIM HOLDINGS, INC.
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 2, 2010

ABOUT THE PROXY STATEMENT

The Board of Directors of Z Trim Holdings, Inc., an Illinois corporation (the "Company"), is soliciting the enclosed proxy for use at the Annual Meeting of the shareholders of the Company to be held at 10:00 a.m., Central Standard Time, on December 2, 2010 and at any meetings held upon adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Double Tree Hotel, 510 Rt. 83 Mundelein, Illinois 60601.

Under rules adopted by the Securities and Exchange Commission, we have chosen to provide our shareholders with the choice of accessing the 2010 annual meeting proxy materials over the Internet, rather than receiving printed copies of those materials through the mail. In connection with this change, a Notice Regarding the Availability of Proxy Materials is being mailed to our shareholders who have not previously requested electronic access to our proxy materials or paper proxy materials. The notice contains instructions on how you may access and review our proxy materials on the Internet and how you may vote your shares over the Internet. The notice will also tell you how to request our proxy materials in printed form or by e-mail, at no charge. The notice contains a 12-digit control number that you will need to vote your shares. Please keep the notice for your reference through the meeting date.

The Notice Regarding the Availability of Proxy Materials will be mailed to shareholders beginning on October 20, 2010.  It contains instructions on how to access our 2010 Proxy Statement and Annual Report and vote online, by phone, in person or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

VOTING RIGHTS, RECORD DATE AND OUTSTANDING SHARES

The Board of Directors has fixed October 11, 2010 (the "Record Date") for determining holders of our common stock $.00005 par value per share (“Common Stock”), who are entitled to notice of and to vote at the meeting. On that date there were approximately 7,925,823 shares outstanding of the Company's Common Stock.  No other voting securities were outstanding at the Record Date. Each share of Common Stock is entitled to one vote on all matters, except that cumulative voting rights currently are in effect for the election of directors.  A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting.  Unless otherwise marked or indicated on the proxy, your shares will be voted “FOR” the proposals.

How to Vote

The Notice Regarding the Availability of Proxy Material that most of our shareholders will receive will have information about Internet voting but is not permitted to include a telephonic voting number because that would enable a shareholder to vote without accessing the proxy materials online. The telephonic voting number will be on the Web site where the proxy materials can be found. For more information about voting by telephone, please see the next section.

Your vote is important.  We encourage you to vote promptly. Internet and telephone voting is available through 10:00 a.m. Eastern Time on Monday, December 1, 2010.  You may vote in one of the following ways:

By Telephone.  You have the option to vote your shares by telephone. In order to vote your shares by telephone, please go to www.proxyvote.com  and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Material. You will be provided with a telephone number for voting at that site. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes.

By Internet.  You can also vote your shares by the Internet. The Notice Regarding the Availability of Proxy Materials indicates the Web site you may access for Internet voting using the 12-digit control number included in the notice. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions in the Notice of Internet Availability of Proxy Materials you receive from your bank, broker, trustee, or other record holder. You may incur telephone and Internet access charges if you vote by the Internet.

By Mail.  If you elect to receive your proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you elect to receive your proxy materials by mail and you hold your shares in street name, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.

At the Meeting.  The way you vote your shares now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

All shares that have been properly voted and not revoked will be voted as you have directed at the meeting.  If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

Revocation of Proxies.  You can revoke your proxy at any time before your shares are voted if you submit to our corporate secretary (1) a written revocation, (2) a timely duly executed later-dated proxy (or voting instruction form if you hold shares in street name), (3) timely subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy).

We maintain the confidentiality of the votes of individual shareholders. We do not disclose these votes to any member of management, unless we must disclose them for legal reasons or in the event of a contested proxy solicitation. However, if a shareholder writes a comment on the proxy card, we will forward the comment to management. In reviewing the comment, management may learn how the shareholder voted. In addition, the Inspector of Elections and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Quorum and Required Vote

Quorum. We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the votes that shareholders are entitled to cast, as of the Record Date, are present at the meeting, either in person or by proxy.

Votes Required for Proposals.
Each shareholder may cast as many votes as there are directors to be elected for each share held by him, and may cast his total number of votes for one nominee or divide the total among any number of nominees. The five candidates receiving the greatest number of votes cast will be elected as directors of the Company. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for the nominees. If any one or more of such nominees should, for any reason, become unavailable for election, the Board of Directors may provide for a lesser number of directors or designate a substitute nominee. In such event, shares represented by proxies may be voted for a substitute director.

The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the Audit Committee’s selection appointment of M&K CPAs, LLP as the independent registered public accounting firm of the Company’s financial statements for the year ended December 31, 2011.

Routine and Non-Routine Proposals.  The rules of the New York Stock Exchange determine whether proposals presented at shareholder meetings are routine or non-routine. If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without receiving voting instructions from the owner under certain circumstances. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide any voting instructions.

How We Count Votes. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present.  Abstentions and broker non-votes will have no effect on the vote for directors. Abstentions will have no effect on the vote to ratify the appointment of the Company’s independent auditors.

 In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the proposals:•
We do not count abstentions or broker non-votes, if any, as votes cast for the election of directors.

We count abstentions as votes cast on our proposal to ratify the Audit Committee's selection of our independent registered public accountants for 2011, which therefore have the effect of a vote against the proposal for which corresponding abstentions are cast. We also do not count broker non-votes, if any, as votes cast on this proposal. Therefore, broker non-votes will have no impact on the outcome of this proposal.

Multiple Shareholders Sharing the Same Address

For those shareholders requesting paper proxy materials who share a single address and would like to receive only one annual report and proxy statement at that address, please contact our corporate secretary. This service, known as "householding," is designed to reduce our printing and postage costs. If after signing up, any shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact Brian Chaiken, our Corporate Secretary at Z Trim Holdings, Inc., 1011 Campus drive, Mundelein, Illinois.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission for no additional compensation.

Annual Report

 The Company’s Annual Report to Shareholders on form 10-K for the year ended December 31, 2009, containing financial and other information pertaining to the Company, is being furnished to Shareholders simultaneously with this Proxy Statement. Electronically printed copies will be made available upon request.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

In accordance with the Company's Articles of Incorporation and its Bylaws, the Board of Directors by resolution amending the By Laws has fixed the total number of directors at five. Steven J. Cohen, Brian S. Israel, Mark Hershhorn, Morris Garfinkle and Edward Smith III have been designated by the Board of Directors as its nominees for election as directors at the Annual Meeting. Each director elected shall serve until the next Annual Meeting or until his or her successor has been elected and duly qualified. Since only five nominees are to be elected, proxies cannot be voted for more than five individuals.

Each Shareholder may cast as many votes as there are directors to be elected for each share held by him, and may cast his total number of votes for one nominee or divide the total among any number of nominees. The five candidates receiving the greatest number of votes cast will be elected as directors of the Company. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for the nominees. If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1 TO ELECT ALL NOMINEES TO THE BOARD OF DIRECTORS FOR A TERM EXPIRING AT THE 2010 ANNUAL MEETING.

The following sets forth brief biographical information for each director nominee prepared using information furnished to the Company by the nominee/director. The nominees are presently serving as directors of the Company.

All directors and officers of the Company hold office for their respective terms and until their successors have been elected and qualified.

NAME	AGE	POSITION

Steven J. Cohen	54	President and Director

Morris Garfinkle	62	Director, Audit Committee Chairman

Brian S. Israel	53	Director, Compensation Committee Chairman

Mark Hershhorn	61	Director

Edward Smith III	35	Director

STEVEN J. COHEN, the Company's President has been employed by Z Trim since 2002 when he was hired as its director of investor relations.  He was promoted to Vice President of Corporate Development in 2003 and to President in March of 2006 when he also began serving on the Board of Directors.  In August of 2007 Mr. Cohen assumed the role of chief executive officer.  Prior to joining Z Trim, Mr. Cohen had 25 years' experience at the Chicago Mercantile Exchange where he worked in various brokerage house positions as well as a trader. Mr. Cohen attended college at the University of Illinois and Oakton Community College.  Mr. Cohen was a member of the U.S. Olympic team at the 1988 Olympics in Seoul and was a coach for the U.S. Olympic Team at the 2000 Olympics in Sydney Australia. Mr. Cohen’s  understanding of the Company’s products and market, has proven to be valuable to the Board in understanding that market and in evaluating and approving the Company’s strategic initiatives in that market. Mr. Cohen’s insights have bee valuable in   identifying and evaluating economic and market challenges faced by the Company, which has been of particular benefit to the Board when reviewing and evaluating marketing and strategic initiatives.

MORRIS GARFINKLE, was appointed on March 25, 2009 to fill a vacancy on the Company’s Board of Directors.  He presently serves as Chairman of the Audit Committee.  Mr. Garfinkle is the Founder, President and CEO of GCW Consulting, a consulting firm based out of Arlington, Virginia.  He received his Juris Doctor from Georgetown University and his B.S. in Economics (cum Laude) from the Wharton School of Finance & Commerce, University of Pennsylvania.  Mr. Garfinkle has over 35 years of experience in restructuring, mergers and acquisitions, investment assessment, competitive positioning, strategic planning and capital raising.  His clients have included United Airlines Creditors' Committee, Pension Benefit Guaranty Corporation, Air China and Dallas-Fort Worth International Airport, among many others.  He also served on the Board of Directors of HMSHost from 2000 - 2006. The Company believes that Mr. Garfinkle's financial, business and legal expertise, combined with his experience as an executive and director of other companies, as well as his years of experience providing strategic advisory services, qualifies him to serve as a member of the Board and an effective member of Audit Committee, of which he is the Chairman.

BRIAN S. ISRAEL was appointed on May 23, 2007 to fill a vacancy on the Company’s Board of Directors.  He presently serves as Chairman of the Compensation and Nominating Committees.  Mr. Israel spent more than 20 years in the real estate finance industry, during which he managed teams responsible for production; operations; risk management; product development; and technology. In his most recent position, he served From March 1989 to January 2004 as Vice President and Division Administrator for the Residential Mortgage Division of Harris Trust and Savings Bank.  He is a former Member of the Federal National Mortgage Association's Regional Lender and Affordable Housing Advisory Boards, and in 2000, became the 80th President of the Illinois Mortgage Banker's Association.  Since retiring from the corporate world in January of 2004, he has dedicated much of his time and energy to community service, as a Partner in the Chicago Federal Reserve's Money Smart financial literacy education program; on the Executive Committee of the River North Residents' Association; as a Mentor and Advisory Council Member of Big Brothers Big Sisters of Metropolitan Chicago; on the Advisory Board of Step Out USA; and as a Member of the Ely Chapter of Lambda Alpha International.  He also provides strategic planning, training and project management services to businesses and non-profit entities as an independent consultant and serves as President of North Shore Custom Homes, Ltd. Mr. Israel’s experience in finance and management, especially as it relates to operational and structural issues, has added substantial value to the deliberations of the Board.

MARK HERSHHORN has a background in the marketing and operations of nutrition systems, food industry marketing and transactional television.  Mr. Hershhorn was appointed to the Company’s Board of Directors at the shareholder meeting held on December 19, 2007.  From August 1998 to present, he has served as President and co-owner of CKS & Associates Management LLC; President and CEO of CKS & Associates; CEO of Midwest Real Estate Investment LLC; General Partner of New Horizons West LLP, and CEO of New Horizons Real Estate Holdings LLC.  During much of the 1990’s, Mark served as President, CEO and director of National Media Corporation (NYSE-NMC) and as Chairman of the company’s international subsidiary, Quantum International Ltd.  Prior to that, Mark served as Senior Vice President of food operations and joint ventures for Nutri/System, Inc.  During the 1980’s, Mark was Chief Financial Officer, Treasurer, Vice President and director of the Franklin Mint.  Mark has also held positions with companies such as Price-Waterhouse, Pfizer Diagnostics, and Wallace and Wampole Laboratories.  Mark received his BS Degree in Economics from Rutgers University and an MBA from the Wharton School of Finance, University of Pennsylvania. We believe that Mr. Hershhorn’s past experience as CEO of publicly traded companies, as well as in the management of a food company, brings valuable insight to the Board’s strategic planning.

EDWARD SMITH III is Managing Partner of Brightline Capital Management, LLC (“BCM”), a New York-based investment firm founded in 2005. BCM is the investment manager of Brightline Ventures I, LLC (“Brightline”)and Brightline Capital Partners, LP. Prior to founding BCM, Mr. Smith worked at Gracie Capital, GTCR Golder Rauner and Credit Suisse First Boston.  Mr. Smith holds a Bachelor of Arts in Social Studies from Harvard College and a Masters in Business Administration from Harvard Business School. Mr. Smith was elected to the Board at the shareholders’ meeting held on December 22, 2009. We believe that, as a result of his past experience, including managing an investment fund, and his many contacts in the food industry, Mr. Smith adds valuable managerial experience on the Board and an understanding of investor expectations, both of which are important to the Board’s strategic planning and risk management responsibilities.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
AND PRINCIPAL SHAREHOLDERS

There are no arrangements with any director or officer regarding any election or appointment to any office of the Company. There is no family relationship between any director and/or executive officer of the Company.

Meetings and Compensation of the Board of Directors

During the fiscal year ended December 31, 2009, the Board of Director, held 9 meetings.  Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors. The Company expects all of its directors to attend the annual meetings of Shareholders. All of the directors attended last year's meeting.

Employee directors do not receive any separate compensation for their Board activities. Non-employee directors receive $1,500 per in-person meeting in which they attend, 30,000 shares of common stock with a maximum 35% tax gross up not to exceed $10,000 per board member.

Non-employee directors are reimbursed for travel expenses incurred in conjunction with their duties as directors. Furthermore, the Company will provide the broadest form of indemnification under Illinois law under which liabilities may arise as a result of their role on the Board and payments for reimbursements for expenses incurred by a director in defending against claims in connection with their role, and the director satisfies the statutory standard of care.

The following table provides compensation for non-employee directors who served during fiscal 2009.

	2009 Compensation of Non-Employee Directors

Name	Fees Earned	Stock Awards	All Other	Total ($)
	or Paid in Cash ($)	($)(1)	Compensation ($)(2)

Morris Garfinkle	$3,000	$19,200	$0	$22,200
Mark Hershhorn	$0	$13,500	$19,000	$32,500
Edward Smith	$1,500	$0	$0	$1,500
Brian Israel	$0	$13,500	$19,000	$32,500

(1) Mark Hershhorn and Brian Israel received 30,000 shares of stock on February 27, 2009. Morris Garfinkle received 30,000 shares of common stock on March 24, 2009.
(2) Mark Hershhorn and Brian Israel converted their respective $10,000 tax gross ups plus an additional $9,000 in fees earned for attendance at in-person meetings into investments in the Company's 2009 Convertible Debt Private Placement Offering, as described in the Company’s April 21, 2009 Form 8-K.  The Company prepaid $1,000 in fees to each of these Directors, which was used to purchase units in the Company’s 2009 Convertible Debt Private Placement Offering.

Code of Ethics and Business Conduct

The members of our Board of Directors also are required to comply with a Code of Ethics and Business Conduct (the “Code”). The Code is intended to focus the Board and the individual Directors on areas of ethical risk, help Directors recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Code covers all areas of professional conduct relating to service on the Z Trim Board, including conflicts of interest, unfair or unethical use of corporate opportunities, strict protection of confidential information, compliance with all applicable laws and regulations and oversight of ethics and compliance by employees of the Company.

The full text of both Z Trim’s Code of Ethics and Business Conduct is published on our website at http://www.ztrim.com/pages/code_of_ethics___business_conduct/40.php.  We will disclose any future amendments to, or waivers from, provisions of these ethical policies and standards for Officers and Directors on our website within two business days following the date of such amendment or waiver.

Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our chief executive officer and other officers, by reviewing materials provided to them, by visiting our offices and plants and by participating in meetings of the Board and its Committees.

All Board members are expected to attend our Annual Meeting of Shareholders, unless an emergency prevents them from doing so. At our 2009 Annual Meeting, all of our directors standing for election attended.

During 2009 the Board of Directors met nine times and had three Committees. Those Committees consisted of an Audit Committee, a Compensation Committee, and a Nominating Committee.

Audit Committee

The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting controls and policies, financial reporting systems, alternative accounting principles that could be applied and the quality and effectiveness of the independent public accountants.  The Company’s Audit Committee Policy is published on our website at http://www.ztrim.com/pages/audit_committee_policy/39.php.

 On December 30, 2008, Sheldon Drobny was appointed chairman of the audit committee.  On March 21, 2009, Sheldon Drobny resigned from the Board of Directors.  On March 25, 2009 Morris Garfinkle was appointed to the Board of Directors and chairman of the audit committee. Mr. Israel served on the committee through March 25, 2009. Mr. Garfinkle qualifies as an “independent director” under SEC Rule 10A-3 and the NYSE Amex rules applicable to Smaller Reporting Companies as defined in SEC regulations.   The Board of Directors has determined that Mr. Garfinkle is an “audit committee financial expert” as described in applicable SEC regulation.

Audit Committee Report

The Audit Committee of the Board of Directors has:

·        Reviewed and discussed the Company's audited consolidated financial statements with management and the Company's independent public accountants;

·        Discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of the Company's financial statements; and

·        Received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (which relates to the auditors' independence from the Company) and has discussed with the Company's independent public accountants that firm's independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Auditor Fees and Services

The following is a summary of the fees billed to us by Blackman Kallick, LLP for professional services rendered for the fiscal year ended December 31, 2009 and December 31, 2008, respectively:

              FEE CATEGORY                                                                      2009              2008
         --------------------------                                                                ----------------- -----------------
         --------------------------                                                                ----------------- -----------------
         Audit Fees (1)                                                                       $13,011           $326,451
         --------------------------                                                                ----------------- -----------------
         Audit-Related Fees (2)                                                                   --                   --
         --------------------------                                                                ----------------- -----------------
         Tax Fees (3)                                                                              --                   --
         --------------------------                                                                ----------------- -----------------
         All Other Fees (4)                                                                    --                   --
         --------------------------                                                                ----------------- -----------------
         Total Fees                                                                        $13,011          $326,451
         --------------------------                                                                ------------------ -----------------

 The following is a summary of the fees billed to us by M&K, CPAs, PLLC for professional services rendered for the fiscal year ended December 31, 2009 and December 31, 2008, respectively:

              FEE CATEGORY                                                                      2009              2008
         --------------------------                                                                ----------------- -----------------
         --------------------------                                                                ----------------- -----------------
         Audit Fees (1)                                                                       $89,484           $50,700
         --------------------------                                                                ----------------- -----------------
         Audit-Related Fees (2)                                                                   --                   --
         --------------------------                                                                ----------------- -----------------
         Tax Fees (3)                                                                              --                   --
         --------------------------                                                                ----------------- -----------------
         All Other Fees (4)                                                                    --                   --
         --------------------------                                                                ----------------- -----------------
         Total Fees                                                                       $89,484            $50,700
         --------------------------                                                                ------------------ -----------------

(1) Audit Fees consist of fees billed for professional services rendered for the audit of our  financial  statements  and for  reviews of the  interim  financial statements included in our quarterly reports on Form 10-Q.

(2) Audit-Related Fees consist of fees billed for professional services rendered for  audit-related  services,  including  consultation  on SEC  filings  and the issuance  of  consents  and  consultations  on other  financial  accounting  and reporting related matters.

(3) Tax Fees consists of fees billed for professional services relating to tax compliance and other tax advice.

(4) All Other Fees consist of fees billed for all other services.

Pre-approval policy

Our  Audit  Committee  Charter  provides  that the  Audit  Committee  shall pre-approve  all  auditing  services,   internal  control-related  services  and permitted  non-audit services  (including the terms thereof) to be performed for us by  our  independent  auditor,  subject  to  the de  minimis  exceptions  for non-audit services described in Section  10A(i)(1)(B) of the Securities Exchange Act of 1934,  as  amended,  which are  approved  by the  Committee  prior to the completion of the service. The Committee may also form and delegate authority to sub-committees consisting of one or more members when appropriate, including the authority to grant  pre-approvals  of audit and  permitted  non-audit  services, provided that decisions of such  subcommittee  to grant  pre-approvals  shall be presented to the full  Committee at its next  scheduled  meeting.  In accordance with the pre-approval policy, the Audit Committee has approved certain specified audit and non-audit services to be provided by M&K CPAs, PLLC for up to twelve (12) months from the date of the pre-approval. Any additional services to be provided by our independent auditors following such pre-approval require the additional pre-approval of the Audit Committee.

THE AUDIT COMMITTEE
Morris Garfinkle (effective March 25, 2009)
Brian Israel (through March 25, 2009)

Compensation Committee

The Compensation Committee, composed entirely of independent directors, administers the Company’s executive compensation program.  The role of the Committee is to oversee Z Trim’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and review and approve annually all compensation decisions for elected officers including those for the Chairman and CEO and the other executive officers named in the Summary Compensation Table (the “Named Executive Officers”). The Committee submits its compensation decisions for the CEO to the Board for ratification. Z Trim’s Compensation Committee Charter is available online at http://www.ztrim.com/pages/compensation_committee_charter/41.php.  The Compensation Committee met 8 times during 2009.

Brian Israel was appointed to serve as chairman of the Compensation Committee in April of 2007. On September 19, 2008, Mark Hershhorn was appointed as a member of the Compensation Committee. Brian Israel and Mark Hershhorn each qualifies as an “independent director” under the rules of the NYSE Amex rules applicable to Smaller Reporting Companies as defined in SEC Regulations.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served:

  •   as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

  •   as a director of another entity which has had an executive officer who has served on our compensation committee; or

  •   as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

Nominating Committee and Nominations to the Board of Directors

On September 19, 2008, the Company’s Board of Directors amended the Company’s By-laws to establish a Nominating Committee.  The provisions set forth in the By Laws serve as the charter for the Nominating Committee.  The Board Nominating Committee, composed of two independent directors of the Company, identifies candidates for director nominees through recommendations solicited from other directors, the Company’s executive officers, search firms or other advisors, shareholders pursuant to the procedures set forth below, and through such other methods as the independent directors deem to be helpful.  Based upon an evaluation of the candidates by the Board Nominating Committee, they recommend to the full board candidates they have determined to be qualified for serving on the board. Effective September 18, 2008, Brian Israel and Mark Hershhorn were appointed as members of the Nominating Committee, with Brian Israel serving as chairman.  During 2009, the Nominating Committee held 2 meetings. Mr. Israel and Mr. Hershhorn qualify as independent directors under the rules of the NYSE Amex relating to Smaller Reporting Companies. Shareholders as defined in SEC Regulations., in submitting recommendations to the independent directors for consideration, must adhere to the following procedures:

•        Recommendations for nomination must be received by a date not later than the close of business on the 120th calendar day prior to the calendar date the Company’s proxy statement was filed with the Securities and Exchange Commission in connection with the previous year’s annual meeting of shareholders or special meeting in lieu of annual meeting of shareholders.

•      Such recommendation for nomination shall be made in writing and shall include the following information: (A) name of the shareholder making the recommendation; (B) a written statement disclosing such shareholder’s beneficial ownership of the Company’s securities; (C) name of the individual recommended for consideration as a director nominee; (D) a written statement as to why such recommended candidate would be able to fulfill the duties of a director; (E) a written statement describing how the recommended candidate meets the independence requirements established by the NYSE Amex; (F) a written statement disclosing the recommended candidate’s beneficial ownership of the Company’s securities; (G) a written statement disclosing relationships between the recommended candidate and the Company which may constitute a conflict of interest; and (H) a written statement by the recommended candidate that the candidate is willing and able to serve on the board.

The composition of the board must meet the independence requirements promulgated by the NYSE Amex. As apply to smaller reporting companies.  The Company requires its directors to possess certain minimum qualifications, including adequate experience, the absence of any conflicts of interest and the absence of any prior bad acts.  Among the further considerations of the Company in its selection of director are a candidate’s knowledge of the Company’s business and industry, prior education, demonstrated ability to exercise sound business judgment, reputation for integrity and high moral and ethical character, potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the board as a whole and diligence and dedication to the success of the Company.  Additional specific director qualification criteria are set forth in the Company's bylaws.

Board Leadership Structure and the Role of the Board in Risk Management Oversight

Board Leadership Structure. The Board does not have a formal policy with respect to whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the non-employee directors or management. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders. A Chairman of the Board has not be appointed for the Board. The President currently presides over meetings of the Board of Directors.

The Board’s Role in Risk Oversight. The responsibility for the day-to-day management of risk lies with the Company’s management. It is the Board’s role to oversee the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. In fulfilling that oversight role, the Board focuses on the adequacy of the Company's risk management process and overall risk management system. The Board believes that an effective risk management system will (i) adequately identify the material risks to the Company’s business, (ii) monitor the effectiveness of the risk mitigating policies and procedures, and (iii) provide management with input with respect to the risk management process.

As noted above, the Board has tasked its Audit Committee to perform a number of the Board’s risk oversight responsibilities. Among other things, the Audit Committee works with management to highlight significant enterprise-wide risks, to evaluate operational plans that are designed to control and mitigate risks and to monitor and review the risk management function. The Audit Committee also is responsible for the internal audit function, with that function reporting directly to the Committee, overseeing the Company’s independent registered public accounting firm, and reviewing reports from management and the internal auditor regarding the adequacy and effectiveness of various internal controls.

In addition to the Audit Committee, both the Board’s Compensation Committee and Nominating Committee consider risks within their respective areas of responsibility. The Compensation Committee oversees risks associated with the Company’s compensation plans and programs and the Nominating Committee oversees risks associated with the Company’s corporate governance policies.

                      EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES

The following table and narrative sets forth certain information with respect to our executive officers and directors (but the narrative below does not repeat the biographical information of the director nominees set forth above).

NAME	AGE	POSITION	DATE FIRST ELECTED or APPOINTED

Steven J. Cohen	54	President and Director	Appointed President on 3/22/06
			Appointed Director on 3/22/06
Brian Chaiken	39	Chief Financial Officer	Appointed CFO on 1/5/08
Mark Hershhorn	61	Director, Compensation and Nominating Committee Member	Elected Director on 12/19/07
Brian S. Israel	53	Director, Compensation and Nominating Committee Chairman	Appointed Director on 4/30/07
Morris Garfinkle	62	Director, Audit Committee Chairman	Appointed Director 3/25/09
Edward Smith III	35	Director	Elected Director on 12/22/09

______________________

BRIAN CHAIKEN was hired by the Company to serve as General Counsel and Vice President of Business Development in July of 2006.  In January of 2008, Mr. Chaiken was appointed to be the Company’s Chief Financial Officer.  He received his Bachelor of Science in Accountancy from the University of Illinois, Champaign-Urbana and passed the CPA examination on his first sitting.  Mr. Chaiken obtained his Juris Doctorate from DePaul University, and is a member of the Illinois and Florida Bars, as well as those of the Northern District Court of Illinois, United States Court of Appeals of the 11th Circuit and the Southern District Court of Florida.  Prior to joining Z Trim, Mr. Chaiken spent five years as the Executive Vice-President of Legal Affairs for Supra Telecommunications and Information Systems, Inc., a Competitive Local Exchange Carrier (telecommunications provider) in South Florida.  There, Mr. Chaiken was a senior executive for a company with more than 300 employees in Florida, Costa Rica and the Dominican Republic.  He was instrumental in helping the company grow annual revenues from $10 million to approximately $150 million over an 18 month period.  He successfully litigated and arbitrated multi-million dollar disputes involving trademark, anti-trust, fraud, bankruptcy and complex commercial transactions.

.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Bylaws, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a  manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment or settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS,
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth, as of October 11, 2010, certain information, regarding our shares of common stock beneficially owned by (i) persons known by us to own beneficially more than 5% of our outstanding shares, (ii) the incumbent directors and the nominees for election to the Board of Directors at the upcoming Annual Meeting, (iii) the Company’s executive officers, and (iv) all of the directors and executive officers as a group.

 A person is deemed to have beneficial ownership over shares if the person has or shares voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person identified below, has sole voting and investment power over the shares, except as we describe below.

	Number of Shares	Percent of Class (%)
Name	Beneficially Owned

BENEFICIAL OWNERS

Brightline Ventures I, LLC (1) 1120 Avenue of the Americas, Suite 1505 New York, New York 10036	12,236,250	60.69%

CURRENT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS Addresses of each are: 1011 Campus Dr. Mundelein, IL 60060

Steven J. Cohen (2)	525,000	6.21%
Mark Hershhorn (3)	239,806	2.94%
Morris Garfinkle (4)	344,571	4.17%
Brian Israel (5)	116,000	1.44%
Edward Smith III (1)	12,306,250	61.57%
Brian Chaiken (6)	525,000	6.21%

All current executive officers
and Directors (6 individuals)	14,056,627	63.94%

(1) Brightline Capital Management, LLC, a Delaware limited liability company ("Brightline Capital"), Nick Khera,  and Brightline Ventures I, LLC, a Delaware limited liability company ("Brightline Ventures"), each are deemed to beneficially own 60.69% of the Company’s Common Stock, par value $0.00005 per share (the "Shares"), and (ii) Edward B. Smith, III, beneficially owns 61.57% of the Shares.  Messrs. Khera and Smith are the managing members of Brightline Capital, an investment management firm that serves as the investment investment manager of Brightline Ventures. Brightline Venture holds the Company’s (a) 8% promissory notes convertible into 3,812,500 shares of common stock initially at $1.00 per share; (b) Series I, convertible preferred stock convertible into 1,082,000 shares of common stock at $1.00 per share, and (c) warrants to purchase 7,341,750 shares of the Company’s Common Stock at an exercise price of $1.50 per share.  Mr. Smith owns an additional 70,000 shares of the Company’s Common Stock in a personal account. Messrs. Khera and Smith, through their roles at Brightline Capital, exercise investment discretion over Brightline Ventures.

(2)  Includes options to purchase 525,000 shares of common stock pursuant to the Company's Employee Stock Option Plan, at exercise prices between $1.10 and $1.595.  All other options previously granted to Mr. Cohen had been cancelled.

(3) Includes: (a) 120,000 shares issuable upon conversion of 8% convertible notes in the principal amount of $120,000 at $1.00 per share; and (b) warrants to purchase 83,140 shares of the common stock of the Company, with exercise prices ranging from $0.01 to $1.50.

(4) Includes: (a) 50,000 shares of the common stock issuable upon conversion of an 8% convertible note in the principal amount of $50,000, convertible at $1.00 per share; (b) warrants to purchase 146,571 shares of common stock at exercise prices between $0.01 and $1.50; and (c) 30,000 shares of common stock issuable upon conversion of convertible Preferred Stock at $1.00 per share.

(5)  Includes: (a) 20,000 shares of the common stock issuable upon conversion of an 8% convertible note in the principal amount of $20,000 at $1.00 per share; (b) a warrant to purchase 30,000 shares of Common Stock with an exercise price of $1.50 per share.

(6)  Includes options to purchase 525,000 shares of common stock pursuant to the Company's Employee Stock Option Plan, at exercise prices between $1.01 and $1.45.  All other options previously granted to Mr. Chaiken have been cancelled.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth information regarding compensation paid during 2009 to our principal executive officer, our principal financial officer and our other most highly compensated executive officers other than the principal executive officer. and principal financial officer.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL
POSITION	YEAR	SALARY	BONUS	OPTION AWARDS ($) (1)	TOTAL($)

Steve J. Cohen	2009	$141,181	--	$94,500	$235,681
Director and President	2008	$143,367	--	--	$143,367

Brian Chaiken	2009	$114,751	--	$94,500	$209,251
Chief Financial Officer	2008	$113,000	--	--	$113,000

Triveni Shukla	2009	$141,153	--	$94,500	$235,653
Former Director and VP	2008	$137,100	--	--	$137,100

The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the twelve months ended December 31, 2009 in accordance with applicable accounting standards.

(1)
   However, all of these stock option awards were rescinded by mutual agreement to be null and void from inception.  In consideration, the Company issued stock options exercisable for 315,000 shares of the Common Stock to each employee, with exercise prices of $1.01 for Mr. Shukla and Mr. Chaiken and $1.10 for Mr. Cohen.

Employment Agreements

The Employment Agreements between the Officers and Company are as follows: Steve J. Cohen Employment Agreement dated March 28, 2006; Brian Chaiken Employment Agreement dated October 17, 2007.   Mr. Chaiken’s employment agreement contains a severance provision which provides the payment of wages at the time he is terminated for a minimum of six months and a maximum of two years, based on completed years of service on a pro-rated basis. He would also be provided with reimbursement for COBRA expenses for family health insurance for 9 months.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table contains information regarding outstanding equity awards held at December 31, 2009, by the named executive officers.

Name	Number of1 securities underlying unexercised options exercisable	Option Exercise Price	Option expiration date

Steve Cohen	210,000	$0.475	2/18/2014

Triveni Shukla	210,000	$0.45	2/18/2014

Brian Chaiken	210,000	$0.45	2/18/2014
________
(1)
Subsequent to the fiscal year end these options were rescinded by mutual agreement to be null and void from inception.  In consideration, the Company issued 315,000 stock options to each employee, with exercise prices of $1.01 for Mr. Shukla and Mr. Chaiken and $1.10 for Mr. Cohen.

CODE OF ETHICS

The Company has adopted a "Code of Ethics and Business Conduct," which is applicable to all Company directors, executive officers and employees, including the principal executive officer and the principal financial and accounting officer. The "Code of Ethics and Business Conduct" is available on the Company's website at http://www.ztrim.com. The Company will post amendments to or waivers under this Code on its website.

TRANSACTIONS WITH RELATED PERSONS

In 2009,  two of the Company’s external Directors, Mark Hershhorn and Brian Israel each agreed to apply $20,000 of unpaid Directors’ fees (80% of which is past due), to the purchase of Units pursuant to the terms of the convertible notes set forth in our Form 8-K filed with the SEC on April 21, 2009.  Further, our third external director, Morris Garfinkle, also invested $50,000 in the offering.

Furthermore, Director Edward Smith III is a Managing Member of Brightline Ventures I, LLC, which owns 60.69% of the Company, as set forth in the Beneficial Ownership Table above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NOMINATED DIRECTORS.

PROPOSAL NO. II: APPROVAL OF AUDIT COMMITTEE’S RECOMMENDATION
OF M&K CPAS, PLLC AS INDEPENDENT PUBLIC ACCOUNTANT

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AUDIT COMMITTEE’S RECOMMENDATION OF M&K CPAS, PLLC AS INDEPENDENT PUBLIC ACCOUNTANT

OTHER BUSINESS

The Board of Directors knows of no matters other than those listed in the attached Notice of the Annual Meeting that are likely to be brought before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournment thereof, however, the persons named in the enclosed form of proxy will vote all proxies given to them in accordance with their best judgment of such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder, officers and directors of the company and persons who beneficially own more than 10% of our common shares are required to file with the SEC and furnish to the company reports of ownership and change in ownership with respect to all equity securities of the company. Based solely on our review of the copies of such reports received by us during or with respect to the fiscal year ended December 31, 2009 and written representations from such reporting persons, we believe that our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to such individuals.

CURRENT FINANCIAL INFORMATION

Financial information for the Company's most recent fiscal year-end is included in the accompanying Annual Report on Form-10K for the fiscal year ended December 31, 2009.

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE COMPANY'S MOST RECENT FISCAL YEAR AS FILED WITH THE COMMISSION, INCLUDING FINANCIAL STATEMENT SCHEDULES UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A SHAREHOLDER AS OF THE RECORD DATE, AND WILL PROVIDE COPIES OF THE EXHIBITS TO SUCH FORM 10-K UPON PAYMENT OF A REASONABLE FEE WHICH SHALL NOT EXCEED THE COMPANY’S REASONABLE EXPENSES IN CONNECTION THEREWITH..,. SUCH REQUEST MUST BE IN WRITING AND DIRECTED TO BRIAN CHAIKEN, THE COMPANY'S SECRETARY AT THE COMPANY'S PRINCIPAL OFFICE.

SHAREHOLDER COMMUNICATIONS WITH BOARD OF DIRECTORS

Any shareholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Z Trim Holdings, Inc., 1011 Campus drive, Mundelein, Illinois.   All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of the Company’s securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a shareholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the shareholders or other constituencies of the Company, (b) advocate the Company’s engaging in illegal activities, (c) contain offensive, scurrilous or abusive content, or (d) have no rational relevance to the business or operations of the Company.

SHAREHOLDER PROPOSALS

Any proposal intended to be presented by a Shareholder at the Company's 2011 Annual Meeting of Shareholders must be received in writing at the Company's principal executive offices by June 21, 2011 so that it may be considered by the Company for inclusion in the proxy statement and form of proxy or in the information statement relating to that meeting. However, if the date of our 2011Annual Meeting of Stockholders changes by more than 30 days from the date on which the Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2011 Annual Meeting of Shareholders. In addition, in the event that the Company receives notice of a Shareholder proposal, intended for inclusion at the 2011Annual Meeting but not intended for inclusion in the Company's proxy statement for such meeting, at the Company's principal executive offices no later than December 21, 2010, then so long as the Company includes in its proxy statement for such meeting the advice on the nature of the proposal and how the named proxy holders intend to vote the shares for which they have received discretionary authority, such proxy holders may exercise discretionary authority with respect to such proposal, except to the extent limited by Securities and Exchange Commission (“SEC”) rules governing Shareholder proposals. Matters pertaining to such proposals, including the number and length of such proposals, the eligibility of persons entitled to have such proposals included and other aspects are governed by the Exchange Act, the rules of the SEC promulgated thereunder, and other laws and regulations to which interested shareholders should refer.

By Order of the Board of Directors

s/Brian Chaiken
Secretary

Mundelein, Illinois
October 20, 2010

Z TRIM HOLDINGS, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 2, 2010

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Revoking any prior appointment, the undersigned hereby appoints Steven J Cohen and Brian Chaiken,  or any one or all of them, as proxy with full power of substitution, to vote all shares of Common Stock which the undersigned has power to vote at the Annual Meeting of Shareholders of Z Trim Holdings, Inc., to be held at 10:00 a.m. Central Standard Time on December 2, 2010 at the Double Tree Hotel, 510 E. Rt. 83, Mundelein, Illinois, 60060 and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares including the right in their discretion to cumulate and distribute the aggregate votes in respect of such shares as they choose among those nominees as to whom the undersigned has not withheld authority and with discretionary authority to act on such other matters as may properly come  before the meeting or any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I and II.  This Proxy will be voted, in the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournments thereof.

 (PLEASE VOTE AND SIGN AND DATE ON THE OTHER SIDE)

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
 Z TRIM HOLDINGS, INC.

This proxy is solicited by the Board of Directors. The Board of Directors recommends a vote "FOR" Proposals I and II.

1.   PROPOSAL I

ELECTION OF DIRECTORS

Nominees: Steven J. Cohen, Morris Garfinkle, Brian S. Israel, Mark Hershhorn, Edward Smith III

 [__] Vote for all (except as marked to the contrary below).

 [__] Withhold authority to vote for all.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S); PRINT THAT NOMINEE'S NAME(S) ON THE LINE BELOW.)

____________________________________________

____________________________________________

2.   PROPOSAL II

APPROVAL OF M&K CPAS, PLLC AS PUBLIC ACCOUNTANT.

[_] For           [_] Against         [_] Abstain

3.  OTHER BUSINESS MATTERS.   In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

Please indicate whether you will attend the Annual Meeting of Shareholders on December 2, 2010.

          I          |_| plan      |_| do not plan to attend the Annual Meeting.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE________________________________________     Date

SIGNATURE ________________________________________    Date
Signature if held jointly

NOTE: Please sign exactly as name appears here on.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please provide full title and capacity.

Vote Online, by Telephone or Mail 24 Hours a Day, 7 Days a Week

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote online and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy online or by telephone you do NOT need to mail back your proxy card.